THURSDAY OCTOBER 11, 8:31 AM EASTERN TIME

PRESS  RELEASE

SOURCE:  Evolve  Software,  Inc.

EVOLVE  CLOSES  PRIVATE  PLACEMENT  LED  BY  WARBURG  PINCUS

     EMERYVILLE, Calif., Oct. 11 /PRNewswire/ -- Evolve(R) (Nasdaq: EVLV -
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news), the leader in solutions that optimize the way high-value workers deliver
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high-value work, today announced it has closed the initial private placement tranche of $13 million in Series A Preferred Stock from investors led by Warburg Pincus Private Equity VIII, L.P. Also participating in the financing were existing investors Index Ventures, Sierra Ventures and SunAmerica Investments. Execution of a definitive agreement with respect to the private placement was announced previously on Sept. 24, 2001. (see Evolve to Raise Up to $26 Million in Private Placement, PR Newswire 9/24/01). This preferred stock investment was priced at a common stock equivalent of $.50 per common share with additional common stock warrants exercisable at $1.00 per share. The investors have the right to close a second tranche of $13 million on the same terms.

     "We have strengthened our balance sheet and are now working closely with Warburg Pincus to ensure that Evolve is positioned for market leadership in strategic workforce optimization with our comprehensive best-of-breed solution," said Evolve Chief Financial Officer Ken Bozzini.

     Strategic Workforce Optimization enables project-driven organizations such as professional services, corporate IT and corporate R&D to maximize their business performance by optimizing their workforce development, deployment and delivery. Companies deploying Evolve's workforce optimization software platform benefit from improved project execution, trackable and measurable utilization, workforce related expense reduction, integrated staffing of employees and the ability to optimally align resources and business strategy. Industry analyst firm Gartner Group projects this marketplace to be a $1.5 billion software market opportunity by the year 2005.


ABOUT  EVOLVE

     Evolve is the leader in solutions that optimize the way high-value workers deliver high-value work. Evolve's Strategic Workforce Optimization (SWO) solution enables organizations to optimize their strategic workforce by integrating and automating key processes that lie at the intersection of people and work they deliver. More than 100 leading professional services, corporate IT and R&D organizations have chosen Evolve's SWO solution. Customers include EDS, E.piphany, Ericsson, Exodus, Fleet Capital Leasing, Novell, Siemens, and Sun Microsystems. Evolve is headquartered in Emeryville, Calif. (San Francisco Bay


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area), and has offices throughout North America, in the UK and India. Additional information is available at www.evolve.com or 1-888-2EVOLVE.
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ABOUT  WARBURG  PINCUS

     With over $10 billion under management and a further $5 billion available to invest, Warburg Pincus is among the largest private equity investment firms in the world. The firm has invested more than $11 billion in more than 400 companies over the past thirty years. One of the world's leading direct equity investors in the information technology, Warburg Pincus has helped to build software and Internet companies spanning a broad range of technologies and stages of development, including BEA Systems and VERITAS Software. For further information, please visit www.warburgpincus.com.
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SAFE  HARBOR  STATEMENT

     This news release contains forward-looking statements, including but not limited to statements regarding the Company's products, market opportunity and competitive position. Actual results could differ and such differences could be material. These statements involve risks and uncertainties, including without limitation the fact that Company's success in developing and selling products, increasing its revenues and maintaining its competitive position is subject to significant uncertainties. Evolve makes no representation as to the accuracy of the market forecasts contained in this press release, which are derived from third party sources. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release. Investors are encouraged to review the Company's filings with the Securities and Exchange Commission for a discussion of additional factors that could affect Evolve's future performance.



NOTE: Evolve, the Evolve logo, and "Evolve. Connect. Thrive." are registered trademarks or trademarks of Evolve Software, Inc.

CONTACT: Ken Bozzini, Chief Financial Officer of Evolve, +1-510-428-6000; or Mary Shank Rockman or Linda Maurer, +1-415-447-6115, both of MSR Communications for Evolve.

SOURCE: Evolve Software, Inc.


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